POWER OF ATTORNEY





      Each person whose signature appears below hereby constitutes and appoints any Senior Corporate Counsel of Federated Administrative Services, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission on behalf of DEUTSCHE PORTFOLIOS pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.





SIGNATURES                          TITLE                                 DATE





/S/BRIAN A. LEE                     President                  October 9, 1998

Brian A. Lee                         (Principal Executive

                                      Officer)





/S/JOSEPH M. CHEUNG                 Treasurer                  October 9, 1998

Joseph M. Cheung                     (Principal Financial

                                      and Accounting

                                      Officer)





/S/EDWARD C. SCHMULTS               Trustee                    October 9, 1998

Edward C. Schmults





/S/ROBERT H. WADSWORTH              Trustee                    October 9, 1998

Robert H. Wadsworth





/S/WERNER WALBROEL                  Trustee                    October 9, 1998

Werner Walbroel





/S/RICHARD R. BURT                  Trustee                    October 9, 1998

Richard R. Burt





/S/CHRISTIAN STRENGER               Trustee                    October 9, 1998

Christian Strenger





/S/ROBERT R. GAMBEE                 Secretary                  October 9, 1998

Robert R. Gambee





Sworn to and subscribed before me this 9th day of October, 1998





/S/CHERI S. GOOD

Notarial Seal

Cheri S. Good, Notary Public

Pittsburgh, Allegheny County

My Commission Expires Nov. 19, 2001

Member,Pennsylvania Association of Notaries